SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SOUTHWEST GAS CORP

          GABELLI SECURITIES,INC.
                                 3/03/00            2,000-           18.1719
          GAMCO INVESTORS, INC.
                                 4/03/00            1,000            18.9375
                                 3/27/00            1,000-           19.0000
                                 3/16/00              700-           19.3125
                                 3/15/00            2,000            18.2500
                                 3/14/00            4,000            18.8906
                                 3/09/00              800            18.1250
                                 3/09/00            1,400-           18.0625
                                 3/08/00            2,000            18.5000
                                 3/07/00            3,000-             *DO
                                 3/07/00            2,000-           19.1438
                                 3/02/00            4,500            17.9444
                                 3/02/00            1,000            17.9563
          GABELLI ASSOCIATES FUND
                                 3/24/00              400-           19.6875














          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.